United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2013

CCFNB BANCORP, INC.
(Exact name of registrant as specified in its new charter)

Pennsylvania	0-19028	23-2254643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Indent. No.)

232 East Street, Bloomsburg, PA	17815
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code	(570) 784-4400

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 1, 2013, CCFNB Bancorp, Inc. (the “Company”), the parent company of First Columbia Bank & Trust Co., informed its shareholders that its Board of Directors has approved pursuing deregistration of the Company’s common stock under the Securities Exchange Act of 1934, as amended. The Company also informed its shareholders that, as a result of its decision to pursue deregistration, it has elected to modify the Company’s Dividend Reinvestment and Stock Purchase Plan, effective the earlier to occur of the payment of the fourth quarter dividend and December 31, 2013, to provide that all shares purchased under the Plan shall be acquired by the plan agent in the open market.

The form of letter distributed to shareholders of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Form of Letter to Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCFNB BANCORP, INC.

/s/ Jeffrey T. Arnold
Jeffrey T. Arnold, Chief Financial Officer

Dated: October 1, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Letter to Shareholders.